Exhibit 10(f)
Date: March 19, 2003	Contract No.: 109011

ETS SERVICE AGREEMENT

This AGREEMENT is entered into by ANR PIPELINE COMPANY (Transporter) and THE PEOPLES GAS LIGHT & COKE COMPANY (Shipper).

WHEREAS, Shipper has requested Transporter to transport Gas on its behalf and Transporter represents that it is willing to transport Gas under the terms and conditions of this Agreement.

NOW, THEREFORE, Transporter and Shipper agree that the terms below, together with the terms and conditions of Transporter's applicable Rate Schedule and General Terms and Conditions of Transporter's FERC Gas Tariff constitute the transportation service to be provided and the rights and obligations of Shipper and Transporter.

  AUTHORITY FOR TRANSPORTATION SERVICE:

  (284B = Section 311; 284G = Blanket)

  284G

  RATE SCHEDULE: Enhanced Transportation Service (ETS)

  CONTRACT QUANTITIES:

Primary Route - See Exhibit attached hereto.

Such Contract Quantities shall be reduced for scheduling purposes, but not for billing purposes, by the Contract Quantities that Shipper has released through Transporter's capacity release program for the period of any release.

Shipper desires to maintain the MDQ delivered to the city gate from storage in the event of a change in Transporter's Use %. Therefore, subject to available capacity, if Transporter's Use %, as stated in Transporter's FERC Gas Tariff changes, Transporter shall make corresponding changes to: (a) the MSQ, Base MDWQ and Base MDIQ of Shipper's FSS Agreement; and (b) the MDQ associated with the injection route(s) of the transport agreement corresponding to such FSS Agreement. Shipper authorizes transporter make such quantity changes without formal amendment by providing to Shipper a revised Exhibit for each contract affected.

Date: March 19, 2003	Contract No.: 109011

  TERM OF AGREEMENT:

  April 01, 2003 to

  March 31, 2004

  RATES:

  Maximum rates, charges, and fees shall be applicable for the entitlements and quantities delivered pursuant to this Agreement unless Transporter has advised Shipper in writing or by GEMS™. that it has agreed otherwise.

  It is further agreed that Transporter may seek authorization from the Commission and/or other appropriate body at any time and from time to time to change any rates, charges or other provisions in the applicable Rate Schedule and General Terms and Conditions of Transporter's FERC Gas Tariff; and Transporter shall have the right to place such changes in effect in accordance with the Natural Gas Act. This Agreement shall be deemed to include such changes and any changes which become effective by operation of law and Commission order. Nothing contained herein shall be construed to deny Shipper any rights it may have under the Natural Gas Act, including the right to participate fully in rate or other proceedings by intervention or otherwise to contest changes in rates in whole or in part.

  INCORPORATION BY REFERENCE:

  The provisions of Transporter's applicable Rate Schedule and the General Terms and Conditions of Transporter's FERC Gas Tariff are specifically incorporated herein by reference and made a part hereof.

  NOTICES:

All notices can be given by telephone or other electronic means, however, such notices shall be confirmed in writing at the addresses below or through GEMS™ Shipper and Transporter may change the addresses below by written notice to the other without the necessity of amending this Agreement:

Date: March 19, 2003	Contract No.: 109011

TRANSPORTER:

ANR PIPELINE COMPANY 9 GREENWAY PLAZA HOUSTON, TX 77046-0995 Attention: TRANSPORTATION SERVICES

SHIPPER:

THE PEOPLES GAS LIGHT & COKE COMPANY 150 N. MICHIGAN AVE SUITE 3900 CHICAGO, IL 60601
Attention:	DAVE WEAR

Telephone:	312-762-1647
Fax:	312-762-1671

INVOICES AND STATEMENTS:

THE PEOPLES GAS LIGHT & COKE COMPANY 130 E RANDOLPH DR 23RD FLR CHICAGO, IL 60601-6207
Attention:	TOM SMITH

Telephone:	312-240-7692
Fax:	312-240-3865

NOMINATIONS:

THE PEOPLES GAS LIGHT & COKE COMPANY 150 N. MICHIGAN AVE SUITE 3900 CHICAGO, IL 60601
Attention:	BOB HAYES

Telephone:	312-762-1652
Fax:	312-762-1671

Date: March 19, 2003	Contract No.: 109011

ALL OTHER MATTERS:

THE PEOPLES GAS LIGHT & COKE COMPANY 150 N. MICHIGAN AVE SUITE 3900 CHICAGO, IL 60601
Attention:	DAVE WEAR

Telephone:	312-762-1647
Fax:	312-762-1671

8. FURTHER AGREEMENT:

The rate for the Primary Route MDQ as listed in the attached Primary Route Exhibit and secondary receipts/deliveries as listed below shall be a Monthly Reservation Rate of $2.8140 per dth and the applicable Commodity Rate (equivalent on a daily basis to a 100% Load Factor Rate of $0.10 per dth). This rate shall be inclusive of Dakota Surcharge, Transition Costs, and any other fees or surcharges under Transporter's FERC Gas Tariff: not to exceed the total of Transporter's Maximum Reservation, Commodity and applicable surcharge rates. In addition, Shipper shall be charged ACA and Transporter's Use (Fuel) in accordance with Transporter's FERC Gas Tariff. Shipper shall not be charged for GRI surcharges, unless and to the extent that Transporter is required to collect and/or remit such charges to GRI.

Secondary Receipt(s): None
Secondary Delivery(ies): East Joliet (4196)

The mutually agreed upon rate for the use of any point not listed in Paragraph A above shall be ANR's Maximum Applicable Reservation and Maximum Applicable Commodity Rates under ETS service. In addition, Shipper shall be charged ACA, Transporter's Use, Dakota Surcharge, Transition Costs and any other fees or surcharges under Transporter's FERC Gas Tariff.

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